Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

I, J. Gordon Huszagh, Acting President, Chief Executive Officer, Executive Vice President & Chief Financial Officer of Suffolk Bancorp (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that: (1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and (2) the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 6, 2008

/s/ J. Gordon Huszagh
J. Gordon Huszagh
Acting President, Chief Executive Officer, Executive Vice President & Chief Financial Officer